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                                                                     EXHIBIT 1.1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Amendment No. 5 to the Statement on Schedule 13D (the "Schedule 13D"), filed by Fiat S.p.A. and Fiat Netherlands Holding N.V. (formerly Iveco N.V., as corporate successor to Fiat Netherlands Holding N.V. (formerly New Holland Holdings N.V.)) with the Securities and Exchange Commission on March 25, 1999, as previously amended, with respect to the common shares, par value Euro 2.25 per share, of CNH Global N.V. (formerly New Holland N.V.) is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 10, 2003.

                                          FIAT NETHERLANDS HOLDING N.V.


                                          By: /s/ Ferruccio Luppi
                                              ----------------------------------
                                              Name: Ferruccio Luppi
                                              Title: Chairman of the Board

                                          FIAT S.p.A.


                                          By: /s/ Bruno Cova
                                              ----------------------------------
                                              Name: Bruno Cova
                                              Title: Senior Vice President and
                                                     General Counsel


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